QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Donald E. Smith
U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-6561
(Name, address and telephone number of agent for service)

NORTHWEST AIRLINES, INC.

Subordinated Debt Securities

Payment of Principal, Premium, if any, and Interest
Fully and Unconditionally Guaranteed
by

NORTHWEST AIRLINES CORPORATION

NORTHWEST AIRLINES CORPORATION	NORTHWEST AIRLINES, INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Minnesota
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

41-1905580	41-0449230
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-2111

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of March 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

  *
  Incorporated by reference to Registration Number 333-67188.

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 15th day of July 2003.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ DONALD E. SMITH Donald E. Smith Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 15, 2003

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ DONALD E. SMITH Donald E. Smith Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2003
($000's)

3/31/2003
Assets
Cash and Due From Depository Institutions	$9,084,839
Federal Reserve Stock	0
Securities	30,038,992
Federal Funds	833,567
Loans & Lease Financing Receivables	112,792,313
Fixed Assets	1,462,006
Intangible Assets	9,080,815
Other Assets	10,317,239

Total Assets	$173,609,771
Liabilities
Deposits	$121,508,878
Fed Funds	3,820,981
Treasury Demand Notes	0
Trading Liabilities	454,575
Other Borrowed Money	21,082,000
Acceptances	139,821
Subordinated Notes and Debentures	5,694,952
Other Liabilities	5,164,656

Total Liabilities	$157,865,863
Equity
Minority Interest in Subsidiaries	$993,907
Common and Preferred Stock	18,200
Surplus	11,015,123
Undivided Profits	7,438,448

Total Equity Capital	$19,465,678
Total Liabilities and Equity Capital	$177,331,541

QuickLinks

NOTE
SIGNATURE
CONSENT
U.S. Bank National Association Statement of Financial Condition As of 3/31/2003 ($000's)